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                                                                    EXHIBIT 99.2

                               102 FERC (P) 61,315

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION

Before Commissioners: Pat Wood, III, Chairman;
                      William L. Massey, and Nora Mead Brownell.




Reliant Energy Services, Inc.                        Docket No. EL03-59-000

BP Energy Company                                    Docket No. EL03-60-000


           ORDER PROPOSING REVOCATION OF MARKET-BASED RATE AUTHORITY


                             (Issued March 26, 2003)

1. This order directs Reliant Energy Services, Inc. (Reliant) and BP Energy Company (BP Energy) to show cause to the Commission in paper hearings why their authority to sell power at market-based rates/1/ should not be revoked by the Commission in light of their apparent manipulation of electricity prices at the Palo Verde, Arizona trading hub, in violation of Section 205(a) of the Federal Power Act's (FPA) requirement that rates be just and reasonable./2/ This order also initiates proceedings under Section 206 of the FPA,/3/ in Docket Nos. EL03-59-000 (for Reliant) and EL03-60-000 (for BP Energy), where the show cause filings will be considered.

2. This order is necessary to fulfill the Commission's obligation to monitor competitive markets in order to protect wholesale electricity customers from unjust and unreasonable rates.

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     /1/ Reliant and BP Energy are power marketers previously authorized to sell electric power at market-based rates. See Office Director Letter Orders issued on July 25, 1994 in Docket No. ER94-1247-000 and March 12, 1999 in Docket No. ER99-1801-000 (granting Reliant market-based rate authority); Office Director Letter Orders issued on June 17, 1999 in Docket No. ER99-2895-000 and October
18, 2000 in Docket No. ER00-3614-000 (granting BP Energy market-based rate authority).

     /2/ 16 U.S.C. (s) 824d(a) (2000).


     /3/ 16 U.S.C. (s) 824e (2000).


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Docket Nos. EL03-59-000 and EL03-60-000                                    - 2 -


Background

3. On February 13, 2002, the Commission directed a Staff fact-finding investigation into whether any entity manipulated prices in electricity or natural gas markets in the West or otherwise exercised undue influence over wholesale electricity prices in the West, since January 1, 2000./4/

4. On August 13, 2002, Staff released its Initial Report in Docket No. PA02-2-000./5/ In that Report, Staff recommended the initiation of various company-specific proceedings/6/ to further investigate possible misconduct, and recommended several generic changes to market-based tariffs to prohibit the deliberate submission of false information or the deliberate omission of material information and to provide for the imposition of both refunds and penalties for violations.

5. In Staff's Final Report, being publicly released concurrently with this order,/7/ Staff notes evidence that indicates that Reliant and BP Energy appear to have engaged in coordinated efforts to manipulate electricity prices.

6. Specifically, Staff points to three occasions where a BP Energy trader called a Reliant trader and asked him to buy power from an offer he was going to place on an electronic trading platform (Bloomberg). The Reliant trader would then sell the power back to the BP Energy trader at the same price, but the transaction would not take place on the electronic trading platform.

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     /4/ Fact-Finding Investigation of Potential Manipulation of Electric and
Natural Gas Prices, 98 FERC (P) 61,165 (2002) (February 13 Order).

     /5/ The Initial Report is available on the Commission's Web site at www.ferc.gov/electric/bulkpower/pa02-2/Initial-Report-PA02-2-000.pdf.

     /6/ These proceedings, which are currently pending before the Commission, are Docket Nos. EL02-113-000, EL02-114-000, and EL02-115-000.

     /7/ Final Report on Price Manipulation in Western Markets (Docket No. PA02-2-000 March 2003). The Staff Final Report is available on the Commission's website. We will incorporate the Staff Final report, and the underlying record in Docket No. PA02-2-000, by reference into the records in these proceedings.

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Docket Nos. EL03-59-000 and EL03-60-000                                    - 3 -


7. On one of the occasions the BP Energy trader with the aid of Reliant's trader appears to have manipulated the price of electricity delivered at Palo Verde, a trading hub in Arizona to affect the value of his trading position (such that a higher price raises the value of the trader's portfolio).

8. Recorded telephone conversations and transcripts provided to Staff by Reliant in Docket No. PA02-2-000 document the manipulation./8/ The BP trader contacted the Reliant trader and offered a transaction. The BP trader would offer to sell electricity on the Bloomberg electronic platform, the Reliant trader would buy at the posted price, and the BP trader would then buy back the power (off the Bloomberg electronic platform) at the same price to undo the sale. The BP trader goes on to explain that he is trying to move the market price up to $43.10 but no one will buy it at that price, so he needs the Reliant trader to "lift his offer"/9/ in order to increase the price.

9. Several days later the same BP trader contacted the same Reliant trader and offered a similar proposal, again, apparently to manipulate the price in order to increase the value of his trading position under the company's mark-to-market accounting.

10. The BP trader goes on to explain that they are marking their books on the October Palo Verde price. He notes that power for delivery in October at Palo Verde had traded as high as $44, and he wants to move the price even higher because of his long position. He indicates that he will post an offer to sell at $44.15 and asks the Reliant trader to lift that offer and then he will buy it back from him at the same price. The BP trader then posts the offer on the Bloomberg electronic platform. Shortly thereafter, the BP trader asks the Reliant trader to lift the offer because he senses the market beginning to move. The Reliant trader lifts the offer and asks the BP trader what they should do next. The evidence indicates that the BP trader informed the Reliant trader that he will buy the power back at the same price.

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     /8/ The conversations and transcripts are non-public. They will be made available to parties subject to an appropriate protective order.

     The Staff's Final Report indicates that when Staff asked BP Energy for information and telephone transcripts containing other information concerning these events, BP Energy stated simply that it had no information regarding the activity of its trader because it did not keep telephone records.

     /9/ I.e., to buy at the price posted on the Bloomberg electronic platform.


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Docket Nos. EL03-59-000 and EL03-60-000                                    - 4 -


Discussion

11. We find that BP Energy and Reliant, in the transactions identified above, appear to have manipulated electricity prices at Palo Verde, an important trading hub./10/

12. The Commission's grant of authority to sell power at market-based rates, as opposed to at cost-based rates, depends on a functioning, competitive market for wholesale power unimpaired by market manipulation. Moreover, implicit in Commission orders granting market-based rates is a presumption that a company's behavior will not involve fraud or deception. Companies failing to adhere to such standards are subject to revocation of their market-based rate authority./11/

13. The information in Staff's Final Report indicates that BP Energy and Reliant appear to have violated FPA Section 205(a)'s requirement that rates be just and reasonable by manipulating the electricity prices at Palo Verde./12/ In view of the foregoing, we are therefore requiring Reliant and BP Energy to show cause to the Commission in a paper hearing why the Commission should not revoke their market-based rate authority. The Commission will institute FPA Section 206 proceedings and direct BP Energy and Reliant to show cause in those proceedings why their market-based rate authorizations should not be revoked.

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     /10/ The Palo Verde trading hub previously was presumed to be liquid and not subject to price manipulation. The transactions identified and discussed above suggest that that presumption is not true. In addition, although electricity price indices are not as critical a part of the market price formation process in the electric industry as natural gas price indices are in the natural gas industry, they were nevertheless considered by many to be an important part of electricity market price discovery.

     /11/ Fact Finding Investigation of Potential Manipulation of Electric and Natural Gas Prices, 99 FERC (P) 61,272 at 62,153-54 (2002); accord Investigation of Terms and Conditions of Public Utility Market-Based Rate Authorizations, 97 FERC (P) 61,220 at 61,975-77 (2001); GWF Energy, LLC, et al., 98 FERC (P) 61,330
at 62,390 (2002); New York Independent System Operator, Inc., 91 FERC (P) 61,218 at 61,798-800 (2000), order on reh'g, 97 FERC (P) 61,155 (2001); Washington
Water Power Company, 83 FERC (P) 61,097 at 61,462-64, order in response to show cause presentation, 83 FERC (P) 61,282 (1998); Kansas City Power & Light Company, 74 FERC (P) 61,066 at 61,175, order on reh'g, 75 FERC (P) 61,244
(1996).

     /12/ Further context is provided in the Staff's Final Report.


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Docket Nos. EL03-59-000 and EL03-60-000                                    - 5 -


14. In cases where, as here, the Commission institutes Section 206 proceedings on its own motion, Section 206(b) requires that the Commission establish effective dates that are no earlier than 60 days after publication of notice of the Commission's investigation in the Federal Register, and no later than five months subsequent to expiration of the 60-day period. In order to give maximum protection to customers, we will establish the statutorily-directed effective dates, in this context the dates that we would revoke their market-based rate authorities, at the earliest date allowed,/13/ 60 days after publication of the order initiating the Commission's investigations in Docket Nos. EL03-59-000 and EL03-60-000 in the Federal Register. In addition, Section 206 requires that, if no final decision has been rendered by that date, the Commission must provide its estimate as to when it reasonably expects to make such a decision. Given the times for filing identified in this order, and the nature and complexity of the matters to be resolved, the Commission estimates that it will be able to reach a final decision by July 31, 2003.

The Commission orders:

(A) Reliant is hereby directed, within 21 days of the date of this order, to show cause to the Commission in a paper hearing, in Docket No. EL03-59-000, why it should not be found to have violated Section 205 of the FPA and why its market-based rate authority should not be revoked.

(B) BP Energy is hereby directed, within 21 days of the date of this order, to show cause to the Commission in a paper hearing, in Docket No. EL03-60-000, why it should not be found to have violated Section 205 of the FPA and why its market-based rate authority should not be revoked.

(C) The Secretary shall promptly publish a copy of this order in the Federal Register.

(D) The effective dates in Docket Nos. EL03-59-000 and EL03-60-000 will be 60 days following publication in the Federal Register of the order discussed in Ordering Paragraph (C) above.

(E) Pursuant to the authority contained in and subject to the jurisdiction conferred upon the Federal Energy Regulatory Commission by Section 402(a) of the Department of Energy Organization Act and the Federal Power Act, particularly Section

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     /13/ See, e.g., Canal Electric Company, 46 FERC (P) 61,153, reh'g denied,
47 FERC (P) 61,275 (1989).

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Docket Nos. EL03-59-000 and EL03-60-000                                    - 6 -


206 thereof, and pursuant to the Commission's Rules of Practice and Procedure and the regulations under the Federal Power Act (18 C.F.R. Chapter I), the Commission hereby institutes investigations of BP Energy's and Reliant's market-based rates, in Docket Nos. EL03-59-000 and EL03-60-000, respectively, as discussed in the body of this order.

(F) Any interested person desiring to be heard in these proceedings should file notices of intervention or motions to intervene with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, DC 20426, in accordance with Rule 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. (s) 385.214) within 21 days of the date of this order.

(G) Responses to the show cause submissions filed pursuant to Ordering Paragraphs (A) and (B) above may be submitted within 15 days of the date of filing of the show cause submissions.

By the Commission.

( S E A L )






                                                Magalie R. Salas,
                                                  Secretary.